As filed with the Securities and Exchange Commission on July 7, 2008.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENAERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	5110 Campus Drive Plymouth Meeting, Pennsylvania 19462	13-3445668
(State of incorporation)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

GENAERA CORPORATION

2004 STOCK-BASED INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Leanne M. Kelly

Senior Vice President,

Chief Financial Officer and Secretary

Genaera Corporation

5110 Campus Drive

Plymouth Meeting, Pennsylvania 19462

(Name and address of agent for service)

(610) 941-4020

(Telephone number, including area code, of agent for service)

Copies of all communications to:

James A. Lebovitz, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

(215) 994-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.002 per share	3,250,000	$1.76	$5,720,000	$224.80

(1)	This Registration Statement registers the offer and/or sale of an aggregate additional 3,250,000 shares of common stock of Genaera Corporation (the “Registrant”), par value $.002 per share (the “Common Stock”), currently reserved for issuance under the Genaera Corporation 2004 Stock-Based Incentive Compensation Plan, as amended (the “2004 Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the 2004 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.
(2)	A maximum offering price per share of $1.76 was estimated pursuant to Rule 457(c) of the Securities Act, solely for the purposes of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on July 2, 2008 as reported on the NASDAQ Capital Market.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective. The original registration statement for the 2004 Plan (File No. 333-121163) registered 4,500,000 shares of Common Stock. On May 11, 2006, the Registrant’s stockholders approved increasing the aggregate number of shares available under the 2004 Plan to 7,500,000. On October 3, 2006, the Registrant’s stockholders approved another increase in the number of shares available under the 2004 Plan to an aggregate of 11,000,000 shares. On May 11, 2007, a one-for-six reverse stock split of the issued and outstanding Common Stock was effected. Consequently, the number of shares of Common Stock available under the 2004 Plan was decreased to 1,833,333. On May 29, 2008, the Registrant’s stockholders approved an amendment to the 2004 Plan increasing the aggregate number of shares available under the 2004 Plan to 4,000,000. Accordingly, taking into account such events, this Registration Statement on Form S-8 relates to an additional 3,250,000 shares of Common Stock issuable pursuant to the 2004 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the registration statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission on December 10, 2004 (File No. 333-121163) in connection with the 2004 Plan.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Dechert LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in Signature Page).

Item 9.	Undertakings

A.	Undertakings required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	Undertakings required by Item 512(b) of Regulation S-K

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Undertakings required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, Commonwealth of Pennsylvania, on July 7, 2008.

GENAERA CORPORATION

By:	/s/ John L, Armstrong, Jr.
John L. Armstrong, Jr.
President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John L. Armstrong and Leanne M. Kelly and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact or his or her agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 and the foregoing Power of Attorney have been signed by the following persons in the capacities and the date indicated on July 7, 2008.

Signature	Title	Date

/s/ John L. Armstrong, Jr. John L. Armstrong, Jr.	President, Chief Executive Office and Director (Principal Executive Officer)	July 7, 2008

/s/ Leanne M. Kelly Leanne M. Kelly	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	July 7, 2008

/s/ R. Frank Ecock R. Frank Ecock	Director	July 7, 2008

/s/ Zola P. Horovitz, Ph.D. Zola P. Horovitz, Ph.D.	Director	July 7, 2008

/s/ Osagie O. Imasogie Osagie O. Imasogie	Director	July 7, 2008

/s/ Mitchell D. Kaye Mitchell D. Kaye	Director	July 7, 2008

/s/ Robert F. Shapiro Robert F. Shapiro	Director	July 7, 2008

/s/ Paul K. Wotton, Ph.D. Paul K. Wotton, Ph.D.	Director	July 7, 2008

Exhibit Index

Exhibit Number	Description
5.1	Opinion of Dechert LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in Signature Page).